UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 28, 2007

(Date of earliest event reported)

Ventana Medical Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20931	94-2976937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1910 E. Innovation Park Drive, Tucson	85755
(Address of Principal Executive Offices)	(Zip Code)

520-887-2155

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 28, 2007, the Company paid a portion of the 2007 annual bonus earned by Mark Tucker, the Company’s Senior Vice President and General Counsel, in the amount of $10,000, with the remaining portion of such bonus to be paid to Mr. Tucker following the determination of the total amount of the bonus in accordance with the terms of the 2007 annual performance bonus award. On December 28, 2007, the Company paid the 2007 annual bonus earned by Larry Mehren at the target level in an amount equal to $138,937.50, with the remaining portion of such bonus, if any, earned by Mr. Mehren in excess of the target level to be paid to Mr. Mehren following the determination of the total amount of such bonus in accordance with the terms of the 2007 annual performance bonus award.

On December 28, 2007, the Company also paid a special bonus to Mr. Mehren in an amount equal to $50,000 in view of Mr. Mehren’s relocation to the Tucson area during the Company’s 2007 fiscal year and the performance of Mr. Mehren during the Company’s 2007 fiscal year.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2008	VENTANA MEDICAL SYSTEMS, INC.

	By:	/s/ Mark D. Tucker
Mark D. Tucker
Senior Vice President and General Counsel

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